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                                                                  Exhibit 3.4

                                     BYLAWS

                                       OF

                      NATIONWIDE ACQUISITION NEW YORK, INC.

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of Nationwide Acquisition New York, Inc. (the "Corporation") will be held either within or without the State of New York, at such place and on such date and time as the Board of Directors may designate from time to time in the call of the meeting or in a waiver of notice thereof, on such date as the Board of Directors will fix by resolution in each year beginning with the year 1999 and at which meeting the stockholder shall elect by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

         SECTION 2. SPECIAL MEETINGS. Special Meetings of the stockholders may held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president, the Board of Directors, and shall be called by the President or by the Secretary upon the written request of the holders of record of not less than 35% percent of the stock issued and outstanding and entitled to vote at the meeting.

         SECTION 3. NOTICE. Written or electronic notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written or electronic notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The special meeting notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         SECTION 4. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.


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         SECTION 5. ORGANIZATION OF MEETINGS. Meetings of the stockholders will be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present, by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation's absence, an Assistant Secretary, will act as Secretary of the meeting, if present.

         SECTION 6. VOTING. At each meeting of stockholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his or her name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the stockholder or by such stockholder's duly authorized attorney.

         At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may, on any question, demand a vote by ballot.

         A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 7. INSPECTORS OF ELECTION. The Board of Directors in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. If the corporation has a class of voting stock that is listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a registered national securities association, one or more inspectors shall be appointed as provided herein. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         SECTION 8. ACTION BY CONSENT. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a


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meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE II
                                    DIRECTORS

         SECTION 1. NUMBER, QUORUM, TERM, VACANCIES, REMOVAL. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the corporation. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

         A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of Directors ) shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than an nouncement at the meeting, until a quorum shall be present.

         Directors will hold office until the next annual election and until their successors will have been elected and will have qualified, unless sooner displaced.

         Unless otherwise provided in the certificate of incorporation, newly created Directorships resulting from an increase in the Board of Directors and all vacancies occurring in the Board of Directors, including vacancies caused by removal without cause, may be filled by the affirmative vote of a majority of the Board of Directors. However, if the number of Directors then in office is less than a quorum, then such newly created Directorships and vacancies may be filled by a vote of a majority of the Directors then in office. A Director elected to fill a vacancy shall hold office until the next meeting of shareholders at which election of Directors is the regular order of business, and until his successor shall have been elected and qualified. A Director elected to fill a newly created Directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

         Any or all of the Directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose. Any Director may be removed for cause by the action of the Directors at a special meeting called for that purpose.

         If elected by cumulative voting, a Director may be removed only by the shareholders and then only when the votes cast against his removal would not be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire Board or the entire class of Directors of which he is a member were then being elected. If the Director


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being removed was elected by the holders of the shares of any class or series, he cannot be removed by the Directors and may be removed only by the applicable vote of the holders of shares of that class or series, voting as a class.

         SECTION 2. MEETINGS, NOTICE. Meetings of the Board of Directors shall be held at such place either within or without the State of New York, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic, facsimile telecommunication or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

         SECTION 3. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an executive committee and other committees, each consisting of one or more Directors, and each of which, to the extent provided in the resolution, or in the certificate of incorporation or these Bylaws, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required.

         SECTION 4. ACTION BY CONSENT. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the Directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

         SECTION 5. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as Directors, officers or otherwise.

         SECTION 6. CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 7. BUSINESS AFFAIRS. The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful


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acts and things as are not by law or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1. TITLES AND ELECTION. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a vice-president, a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the Board.

         Any two or more offices may be held by the same person. When all the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

         SECTION 2. TERMS OF OFFICE. Officers will hold office until their successors are chosen and qualify.

         SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

         SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation will take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

         SECTION 5. VACANCIES. Any vacancy occurring in any office of the corporation shall be filled by a majority vote of the Board of Directors.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors will preside at all meetings of the Board of Directors and of the stockholders, and the Chairman will have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

         SECTION 7. PRESIDENT. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         SECTION 8. VICE PRESIDENTS. The vice-president or, if there shall be more than one, the vice-presidents in the order determined by the Board of Directors, shall, in the absence or disability of


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the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 9. SECRETARY. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 11. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.


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         SECTION 12. SALARIES. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE IV
                                 INDEMNIFICATION

         SECTION 1. ACTIONS BY OTHERS. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or an officer of the Corporation and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable .cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NO1O CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3. SUCCESSFUL DEFENSE. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of


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any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         SECTION 4. SPECIFIC AUTHORIZATION. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         SECTION 5. ADVANCE OF EXPENSES. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the. Corporation pursuant to this Article.

         SECTION 6. RIGHT OF INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the laws of the State of New York or otherwise.

         SECTION 8. INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a


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Vice-Chairman of the Board (if any) or by the President or a Vice-President and
by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

         SECTION 2. TRANSFER. Transfer of shares shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

         SECTION 3. RECORD DATES. The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors may, thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

         SECTION 4. LOST CERTIFICATES. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.


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                                   ARTICLE VI
                               CHECKS, NOTES, ETC.

         SECTION 1. CHECKS, NOTES, ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed by such officer of officers or such other person or persons and in such manner as the Board of Directors may, from time to time, designate. The funds of the Corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors may, from time to time, designate.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 1. OFFICES. The office of the corporation shall be located in the County of Monroe, State of New York. The corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine or the business of the corporation may require.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         SECTION 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         SECTION 4. BOOKS. The Directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

         SECTION 5. VOTING OF STOCK. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, will be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

         SECTION 6. NOTICE AND WAIVER OF NOTICE. Any notice required to be given under these Bylaws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post office box in a sealed postpaid wrapper, addressed to such stockholder, officer or Director, at such address as appears on the books of the Corporation and such notice shall be deemed to have been given on the day of such deposit.

                                  ARTICLE VIII


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                                   AMENDMENTS

         SECTION 1. AMENDMENTS. These Bylaws may be amended at any stockholders' meeting by vote of the stockholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The Board of Directors may also amend these Bylaws at any annual or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any Bylaws so made by the Board of Directors may be altered or repealed by the stockholders.

         Any proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the Directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present for such meeting.


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